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                                                                    EXHIBIT 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:  Corporate Communications
          404-715-2554

          Investor Relations
          404-715-6679

                     DELTA AIR LINES ANNOUNCES AGREEMENT TO
               DEFER APPROXIMATELY $135 MILLION OF DEBT DUE IN 2005

ATLANTA, Oct. 25, 2004 -- Delta Air Lines (NYSE: DAL) today announced that it has reached an agreement with the holders of approximately $135 million aggregate principal amount of its 7.70 percent Notes due 2005 to exchange their notes for newly issued 8.0% Senior Notes due 2007. Under the agreement, for each $1,000 of notes surrendered for exchange, these noteholders will receive $1,000 principal amount of new 8.00 percent Senior Notes due 2007 and a pro rata allocation of a number of shares of Delta's common stock to be issued.

        The total number of shares of Delta's common stock to be issued in the exchange will be equal to $22.5 million divided by a price per share referred to as the VWAP Price. The VWAP Price will be the arithmetic average of (i) the volume-weighted average price of Delta's common stock, determined by reference to Bloomberg function "DAL Equity AQR", for each of the trading days in the period beginning Oct. 7, 2004 and ending Oct. 21, 2004, and (ii) the volume-weighted average price of Delta's common stock, determined by reference to Bloomberg function "DAL Equity AQR", for each of the trading days in the period beginning five trading days before and ending five trading days after approval by the Master Executive Council of the Air Line Pilots Association, International ("ALPA") of a new contract between Delta and ALPA. To the extent that the VWAP Price is less than $3.60 per share, Delta will have the option to pay cash in lieu of all or a portion of the amount by which the VWAP Price is less than $3.60, so that the sum of (x) any aggregate cash received and (y) the product of the aggregate number of shares of Delta's common stock received and the VWAP Price is equal to $22.5 million.

        Consummation of the exchange is subject to several conditions including, without limitation, the condition, which may not be waived by Delta, that Delta has received and accepted tenders of at least 50percent of the aggregate principal amount of its Pass-Through Certificates, Series 2000-1C and Pass Through Certificates, Series 2001-1C as a part of Delta's offer to exchange up to $680 million aggregate principal amount of three series of newly issued senior secured notes to the holders of $2.6 billion aggregate principal amount of outstanding unsecured debt securities and enhanced pass through certificates (the "Exchange Offer").

                                     -more-


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        Delta's 8.0 percent Senior Notes due 2007, shares of its common stock, and any new notes issued in connection with the Exchange Offer will not be registered under the Securities Act of 1933, or any state securities laws. Therefore, the 8.0 percent Senior Notes, shares of Delta's common stock, and any new notes issued in connection with the Exchange Offer may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. Delta has agreed to file a registration statement to register the 8.0 percent Senior Notes and the shares of common stock for resale by the holders. This announcement is neither an offer to sell nor a solicitation of an offer to buy the 8.0 percent Senior Notes, shares of Delta's common stock, or any new notes issued in connection with the Exchange Offer.

STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS REGARDING DELTA'S ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES OR PROJECTIONS, MAY BE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES AND PROJECTIONS REFLECTED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO REDUCE OPERATING EXPENSES, OUR ABILITY TO OBTAIN NECESSARY FINANCING OR DEBT PAYMENT DEFERRALS TO MEET OUR LIQUIDITY NEEDS, OUR PENSION PLAN FUNDING OBLIGATIONS, PILOT EARLY RETIREMENTS, THE COST OF AIRCRAFT FUEL, THE EFFECT OF CREDIT RATINGS DOWNGRADES, INTERRUPTIONS OR DISRUPTIONS IN SERVICE AT ONE OF OUR HUB AIRPORTS, OUR INCREASING DEPENDENCE ON TECHNOLOGY IN OUR OPERATIONS, THE OUTCOME OF NEGOTIATIONS ON COLLECTIVE BARGAINING AGREEMENTS AND OTHER LABOR ISSUES, THE EFFECTS OF TERRORIST ATTACKS, RESTRUCTURINGS BY COMPETITORS AND COMPETITIVE CONDITIONS IN THE AIRLINE INDUSTRY. ADDITIONAL INFORMATION CONCERNING RISKS AND UNCERTAINTIES THAT COULD CAUSE DIFFERENCES BETWEEN ACTUAL RESULTS AND FORWARD-LOOKING STATEMENTS IS CONTAINED IN DELTA'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING ITS FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004, FILED WITH THE COMMISSION ON AUG. 9, 2004 AND ITS FORM 8-K FILED WITH THE COMMISSION ON OCT. 15, 2004. CAUTION SHOULD BE TAKEN NOT TO PLACE UNDUE RELIANCE ON DELTA'S FORWARD-LOOKING STATEMENTS, WHICH REPRESENT DELTA'S VIEWS ONLY AS OF OCT. 20, 2004, AND WHICH DELTA HAS NO CURRENT INTENTION TO UPDATE.

                                      # # #

                                                                    1004/338-ALB
                                                              Defer $135 Million